FIRST ALBANY COMPANIES INC.


                                                             January 31, 1995


Dear Stockholder:

The 1995 Annual Meeting of Stockholders of First Albany Companies Inc. will be held at Peter D. Kiernan Plaza, Albany, New York on Tuesday, March 7, 1995, at 10:00 A.M. (EST).

The attached material includes the Notice of Annual Meeting and Proxy Statement which describes the business to be transacted at the meeting. We ask that you give it your careful attention.

As in the past, we will be reporting on your Company's activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Over 90% of the outstanding shares were represented at last year's Annual Meeting and it is important that your shares be represented at this meeting whether or not you are able to attend in person. Accordingly, the return of the enclosed Proxy as soon as possible will be appreciated and will ensure that your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of First Albany Companies Inc., I would like to thank you for your continued support and confidence.

                                        Sincerely yours,




                                        George C. McNamee
                                        Chairman of the Board

                         FIRST ALBANY COMPANIES INC.


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD

                                March 7, 1995

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Albany Companies Inc. (the "Company") will be held at Peter D. Kiernan Plaza, Albany, New York, on Tuesday, March 7, 1995 at 10:00 A.M. (EST) for the following purposes:

1.   To elect nine Directors whose term of office will expire in 1996;
2. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending September 30, 1995; and
3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Holders of Common Stock of record as of the close of business on January 20, 1995 are entitled to receive notice of and vote at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date, and mail the enclosed Proxy card in the return envelope provided. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person.

                              By order of the Board of Directors




                              Michael R. Lindburg
                              Secretary

Albany, New York
January 31, 1995

                         FIRST ALBANY COMPANIES INC.

                               41  State Street
                           Albany, New York  12207
                                 ____________

                               PROXY STATEMENT
                                 ____________

                        ANNUAL MEETING OF STOCKHOLDERS
                  _________________________________________

                                March 7, 1995

This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the stockholders of First Albany Companies Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1995 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Peter D. Kiernan Plaza, Albany, New York on Tuesday, March 7, 1995 at 10:00 A.M.
(EST), and any adjournments thereof. These proxy materials are being mailed on or about February 6, 1995 to holders of record on January 20, 1995 of the Company's Common Stock.

A proxy may be revoked by a stockholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the stockholder appointing the proxy will not revoke the appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder, or, if no instructions are indicated, will be voted FOR the slate of directors described herein; FOR the ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company; and, as to any other matter of business that may properly be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the same.

All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers, and other employees of the Company, by telephone, telegraph, telex, in person, or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians, and fiduciaries to forward proxy material to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

                                 THE COMPANY

The Company, which was incorporated under the laws of the State of New York in November 1985, is a holding company which, through its principal wholly-owned subsidiary, First Albany Corporation ("First Albany"), is an investment banking, securities trading, and brokerage firm serving corporations, governments, and institutional and individual investors.

                              VOTING SECURITIES

Holders of record at the close of business on January 20, 1995 of the Company's Common Stock, par value $.01 per share ("Common Stock"), are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each outstanding share of Common Stock entitles the holder thereof to one vote. The Company's Certificate of Incorporation does not provide for cumulative voting.

On January 20, 1995, 4,066,372 shares of Common Stock were outstanding. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum.

Assuming the presence of a quorum at the Annual Meeting, (1) the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors, and (2) the affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required for the ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company, as well as any other matter of business that may properly be brought before the Annual Meeting.

              STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Common Stock of the Company as of December 31, 1994 by (i) persons owning more than 5% of the Common Stock, (ii) each director of the Company and the executive officers included in the Summary Compensation Table and (iii) all officers and directors of the Company as a group.


                                           Shares Beneficially Owned
Name                                           Number    Percent
- - --------------------------------------------------------------------------
George C. McNamee <F1><F2><F4>               697,175        17.14
Alan P. Goldberg <F2><F4>                    596,700        14.67
J. Anthony Boeckh                              6,380          .16
Hugh L. Carey                                  6,380          .16
Hugh A. Johnson <F2><F4>                     145,825         3.59
Daniel V. McNamee III <F1>                    79,346         1.95
Robert F. Vagt                                 7,656          .19
Benaree P. Wiley                                   0          .00
Edwin T. Brondo                                3,307          .08
David J. Cunningham <F2><F4>                 112,275         2.76
Michael R. Lindburg <F2><F4>                  91,992         2.26
First Albany Employee Stock
     Bonus Plan <F2>                         834,912        20.53
The McNamee Family Trust,
     Barbara C. M. Dudley and
     Daniel V. McNamee  III, Trustees
     under Agreement dated
     September 12, 1977                      307,505         7.56
All officers and directors of
     the Company as a group <F3><F4>       1,747,036        42.96
________________________________

<F1> Does not include interest as residual beneficiary under the McNamee
     Family Trust, and with respect to Daniel V. McNamee III as trustee under the Trust.

<F2> The Board of Directors of the Company serves as the Administrative
     Committee of the First Albany Companies Inc. Stock Bonus Plan (the "Stock Bonus Plan"). Daniel V. McNamee III serves as Trustee of the Trust created thereby. Pursuant to the terms of the Stock Bonus Plan, individual employees are permitted to direct the vote of shares allocated to their respective accounts. The number of shares beneficially owned by Messrs. G. McNamee, Goldberg, Johnson, Cunningham, and Lindburg includes the shares allocated to the respective accounts of such person under the Stock Bonus Plan as of December 31, 1994, all of which shares are fully vested.

<F3> Includes all shares beneficially owned by such persons, shares owned by the McNamee Family Trust, and all shares held under the Stock Bonus
     Plan.

<F4> Includes 155,217, 168,292, 31,906, 54,240, and 54,240 options to purchase shares, granted to Messrs. G. McNamee, Goldberg, Johnson, Cunningham, and Lindburg, respectively, all of which options are currently exercisable. (The options have been adjusted for the November, 1994, 5% stock dividend.)

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to each of the Co-Chief Executive Officers of the Company at the end of fiscal year 1994 and the other executive officers constituting the most highly compensated executive officers of the Company (the "Named Executive Officers").

                                                   Long Term
                                                  Compensation
                         Annual Compensation         Awards
                         -------------------      -------------
                                                      Shares
                                                    Underlying     All Other
   Name & Principal                                  Options        Compen-
       Position         Year   Salary    Bonus       <F1><F4>     sation <F2>
    ----------------    ----   ------    -----      ---------     -----------
 George C. McNamee      1994   200,000  375,000        63,000         5,927
 Chairman & Co-Chief    1993   200,000  375,000        36,465         5,722
 Executive Officer      1992   200,000  500,000        72,930         5,000

 Alan P. Goldberg,      1994   200,000  375,000        63,000         5,896
 President & Co-Chief   1993   200,000  375,000        36,465         5,722
 Executive Officer      1992   200,000  500,000        72,930         5,000

 Hugh A. Johnson, Jr.   1994   189,000  250,000             0         5,914
 Senior Vice            1993   189,000  250,000             0         5,722
 President              1992   189,000  237,500             0         5,556

 Edwin T. Brondo,       1994   175,000  125,000             0        30,250
 Vice President <F3>

 David J. Cunningham    1994   135,000  110,000             0         1,226
 Chief Financial        1993   135,000  110,000        18,231         1,225
 Officer                1992   135,000  110,000        18,231           675

 Michael R. Lindburg,   1994   135,000  130,000             0         3,360
 Secretary &            1993   135,000  130,000        18,231         1,325
 General Counsel        1992   135,000  130,000        18,231           673

<F1> Adjusted to reflect stock dividends through September 30, 1994.

<F2> Represents, as to Messrs. McNamee, Goldberg, Johnson, Cunningham, and Lindburg, contributions by the Company to the Employee Stock Bonus Plan, a tax qualified employee benefit plan in which all employees of the Company are eligible to participate; for Mr. Brondo, it represents reimbursement of moving and relocation expenses.

<F3> Mr. Brondo became an officer of the Company in 1994.

<F4> During the fiscal year 1993, Messrs. McNamee and Goldberg voluntarily surrendered 36,465 stock options granted to each of them during fiscal year 1993, and 17,380 stock options granted to each of them during fiscal year 1992, to increase the number of stock options available for grant under the Stock Incentive Plan.

No Named Executive Officer received personal benefits or perquisites during fiscal year 1994 in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

                   Stock Option Grants in Last Fiscal Year

The following table provides information related to stock option grants during fiscal year 1994 to the Named Executive Officers, all executives as a group, non-executive directors as a group and non-executive officer employees as a group.


                                                                                       Potential
                                                                                    Realizable Value
                                                                                   at Assugned Rates
                                                                                     of Stock Price
                                                                                    Appreciation for
                                       Individual Grants                               Option Term
                                       -----------------                           -----------------
                                    % of Total Stock
                         Stock     Options Granted To    Exercise
                        Options    Employees in Fiscal     Price      Expiration
        Name           <F1><F2>           Year            ($/Sh)         Date          5%       10%
 -------------------   --------    -------------------   --------    ------------   -------   -------

 George C. McNamee         63,000          50%             9.43      Nov. 14, 1998   95,192    275,675
 Alan P. Goldberg          63,000          50%             9.43      Nov. 14, 1998   95,192    275,675
 Executive Group          126,000         100%             9.43

<F1> All stock options granted in fiscal year 1994 to Messrs. McNamee and Goldberg were at 10% over fair market value at the date of grant.  Options having an aggregate exercise price of up to
     $100,000 are immediately exercisable and all other options are exercisable upon the first anniversary of date of grant.

<F2> Adjusted to reflect stock dividends through September 30, 1994.


            Aggregated Stock Option Exercises in Last Fiscal Year
                   and Fiscal Year-End Stock Option Values

The following table provides information related to the number and value of stock options exercised by named Executive Officers during fiscal year 1994 and unexercised stock options held at fiscal year end, all of which stock options are currently exercisable.


                                                                Number of         Value of Unexercised
                                            Value Realized    Unexercised Stock       In-the-Money
                          Shares Acquired     at Time of      Options at Fiscal     Stock Options at
                            on Exercise        Exercise           Year-End          Fiscal Year-End
                          ---------------    -----------      -----------------   --------------------
 George C. McNamee           30,000           99,900            147,825               182,088
 Alan P. Goldberg                                               179,325               308,333
 Hugh A. Johnson, Jr.                                            30,387               84,172
 David J. Cunningham                                             51,656               119,022
 Michael R. Lindburg                                             51,656               119,022

                   EXECUTIVE COMPENSATION COMMITTEE REPORT

Overview

The Compensation Committee establishes the compensation policies applicable to the executive officers of the Company. The compensation of the executive officers is determined principally by the operation of the Management Bonus Compensation Plan which is administered by the Executive Compensation Committee.

                            Compensation Policies

Compensation for senior executives of the Company has been strongly influenced by the principle that the compensation of senior executives should be structured to directly link the executives' financial reward to Company performance. Thus, senior executives would both share in the success of the Company as a whole and be adversely affected by poor Company performances thereby aligning their interests with the interests of the Company's stockholders. The Management Bonus Compensation Plan, which was adopted in October 1990, is designed to implement the foregoing philosophy. The Management Bonus Compensation Plan provides each participant with a base salary and a share of the bonus fund based on a percentage of the Company's Adjusted Annual Pre-Tax Income (as defined below).

Salaries of executive officers are intended to be relatively moderate, and are set at levels which the Executive Compensation Committee believes are generally competitive with salaries of executives in similar positions at comparable financial services companies. In addition, substantial emphasis is placed on incentive compensation directly related to short- and long-term corporate performance through annual cash bonuses and stock option grants.
As is common in the financial services industry, a significant portion of total compensation of the Company's executive officers is paid in the form of annual bonuses. For example, in fiscal year 1994, approximately two-thirds of the annual cash compensation of Messrs. G. McNamee and Goldberg, the Company's Co-Chief Executive Officers (the "Co-CEOs"), was paid as an annual bonus. This is intended to maximize the portion of an individual's compensation that is subject to fluctuation each year based upon corporate and individual performance, as discussed below. The compensation program is structured to recognize each executive's level of responsibility and to reward exceptional individual and corporate performance.

                                 Base Salary

A competitive base salary is important in fostering a career orientation among executives consistent with the long-term nature of the Company's business objectives. The Executive Compensation Committee determines the salary of each of the executive officers based on its consideration of each of the Co-CEOs' recommendations.

Salaries and salary adjustments are based on the responsibilities, performance, and experience of each executive, regular reviews of competitive positioning (comparing the Company's salary structure with that of similar companies) and business performance. While there is no specific weighing of these factors, the responsibilities, performance and experience of each executive and reviews of competitive positioning are the most important considerations.

                      Management Bonus Compensation Plan

Each of the six Named Executive Officers of the Company is eligible to participate in the Management Bonus Compensation Plan. The Management Bonus Compensation Plan establishes a fund from which bonuses may be distributed to the executive officers. The maximum contribution to the bonus fund is determined on the basis of the Company's Adjusted Annual Pretax Income, pursuant to the following formula:


                                                  Percentage of Adjusted
                                                   Annual Pretax Income
          Adjusted Annual Pretax Income           Allocated to Bonus Fund
          ---------------------------------------------------------------
          Up to $1,000,000                                  -0-
          $1,000,000 but not exceeding $3,000,000            8%
          $3,000,000 but not exceeding $5,000,000           10%
          $5,000,000 but not exceeding $7,000,000           12%
          $7,000,000 but not exceeding $10,000,000          15%
          $10,000,000 and over                              20%


The actual amount of the contribution to the bonus fund in each fiscal year, as well as the share of the bonus fund allocated to each executive officer for such fiscal year, is determined by the Executive Compensation Committee based upon the recommendations of the Co-CEOs. "Adjusted Annual Pretax Income" of the Company is defined as consolidated income after provision for bonuses to other employees of the Company and before provision for either income taxes or payments under the Management Bonus Compensation Plan. For fiscal year 1994, the maximum allowable contribution to the bonus fund was $1,291,000 and the actual contribution to such fund was $1,240,000. Mr. Brondo became an officer during the course of the fiscal year and did not participate in the Management Bonus Compensation Plan.

The Management Bonus Compensation Plan is based on the proposition that pre-tax earnings are an appropriate measure upon which to base the compensation of the Executive Officers. Although the short-term performance of the Common Stock will tend to fluctuate based on factors beyond the control of management, the Executive Compensation Committee believes that over the long term the performance of the Common Stock will reflect the Company's operating performance as reflected in its pre-tax earnings. The Management Bonus Compensation Plan's focus on annual pre-tax profitability is balanced by the long-term focus resulting from the substantial ownership of Common Stock by the Named Executive Officers.

The Executive Compensation Committee has concluded that the Management Bonus Compensation Plan has served the Company well, has provided appropriate incentives to senior management of the Company, and is a fair and reasonable method upon which to base the compensation of the Named Executive Officers.

                           The Stock Incentive Plan

Over the past three fiscal years, awards under the Stock Incentive Plan have supplemented the bonuses paid under the Management Bonus Compensation Plan. All of the stock options granted under the Stock Incentive Plan have been qualified incentive stock options, and the number of options granted to the executive officers, in general, reflect the decision of the Executive Compensation Committee to allocate less than the maximum allowable contribution to the bonus fund under the Management Bonus Compensation Plan.

                 Compensation of Co-Chief Executive Officers

The total compensation of $575,000 to each of the Company's Co-CEOs for the fiscal year ended September 30, 1994, is determined largely under the Management Bonus Compensation Plan. For fiscal year 1994, each of the Co-CEOs received a base salary of $200,000, and, pursuant to the terms of the Management Bonus Compensation Plan, shared in a bonus fund based on the Company's fiscal year 1994 Adjusted Annual Pre-Tax Income. Each of the Co-CEOs' share of the fiscal year 1994 bonus fund was determined by the Executive Compensation Committee based in part on their recommendation as to how the bonus fund should be allocated among the executive officers.

The specific bonus an executive receives is dependent on his level of responsibility and individual performance. Levels of responsibility are evaluated annually by the Executive Compensation Committee without regard to any specific formula for allocation of the bonus pool. Assessments of individual performance are also made annually by the Executive Compensation Committee after receiving the recommendations of the Co-CEOs. Such assessments are based on a number of factors, including individual and corporate performance, initiative, business judgment, and management skills. Messrs. G. McNamee and Goldberg's fiscal year 1994 award reflects each of their significant personal contributions to the business and leadership in building the Company's revenues, earnings, and capital position, and the very strong financial results for fiscal year 1994.

                                        COMPENSATION COMMITTEE
                                             Hugh L. Carey, Chairman
                                             J. Anthony Boeckh
                                             Robert F.Vagt

                              Performance Graph

Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P Composite 500 Stock Index and the Lipper Regional Brokerage Firm Index for the period from September 30, 1989 to September 30, 1994. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 30, 1989 and that all dividends, if any, were reinvested.

                   Comparison of the Company's Common Stock


                                   [GRAPH]

                             Data provided below


                         Fiscal Year Ending September





                              1989     1990      1991     1992     1993    1994
                              -----    -----    -----    -----    -----    -----
First Albany                   100     59.34    95.78    123.64   156.33  160.57
S&P 500 Index                  100     90.76    118.98   132.12   149.07  154.56
Lipper Regional Firm Index     100     69.66    160.24   168.70   278.62  231.05


                            ELECTION OF DIRECTORS

The Board of Directors has nominated and recommends the election of each of the nominees set forth below in the table under the caption "Directors and Executive Officers" as a director of the Company to serve until the next Annual Meeting of Stockholders or until his/her successor is duly elected and qualified. Each nominee, with the exception of Charles L. Schwager, is currently a director of the Company.

Should any nominee become unable or unwilling to accept nomination or election, it is intended that the persons named in the enclosed proxy will vote the shares that they represent for the election of a nominee designated by the Board of Directors, unless the Board reduces the number of directors. At present, it is anticipated that all nominees will be candidates.

The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. Consequently, so long as a quorum is present, any shares not voted (whether by abstention or broker non-votes) have no effect on the election of directors. Proxies in the enclosed form, unless otherwise directed, will be voted for the election as directors of the eight nominees named below.

               Directors and Executive Officers of the Company

The directors nominated for election and executive officers of the Company are as follows:

GEORGE C. McNAMEE, age 48, joined First Albany in 1969. From 1975 until 1989, he served as President of First Albany. He has served as Chairman of First Albany since 1984 and Co-Chief Executive Officer since 1993. Mr. McNamee serves on the Board of Directors of Home Shopping Network, Inc., the National Securities Clearing Corporation, the New York State Science and Technology Foundation, and MapInfo Corporation. He previously served as a member of the Governor's Commission on State and Local Fiscal Policies and as Chairman of the State Debt Reform Committee for New York State. He also serves as Chairman of the Committee on Clearance and Settlement of the Securities Industry Association. Mr. McNamee has been Chairman and a director of the Company since its incorporation in 1985.

ALAN P. GOLDBERG, age 49, joined First Albany in 1980 and shortly thereafter became Executive Vice President. Mr. Goldberg became President of First Albany in 1989 and Co-Chief Executive Officer in 1993. He is a past member of the Board of Governors of the Boston Stock Exchange and past chairman of the District Business Conduct Committee of the National Association of Securities Dealers. Mr. Goldberg is Chairman of the Board of Trustees of the Albany Institute of History and Art, and a Director of the Greater Albany Chamber of Commerce and Albany Symphony Orchestra. Mr. Goldberg has been a director of the Company since its incorporation in 1985.

DANIEL V. McNAMEE III, age 50, is President of McNamee Consulting Company, Inc., a management consulting firm specializing in the media communications industry since 1981. Mr. McNamee has been a director of the Company since its incorporation in 1985.

ROBERT F. VAGT, age 47, is the Chairman and Chief Executive Officer, President and Director of Global Natural Resources Corporation. Prior to joining Global Natural Resources Corporation in May 1992, Mr. Vagt was employed by Adobe Resources Corporation from 1980 to 1992, serving as its President from 1990 to 1992. Mr. Vagt is a member of the Board of Directors of Santa Fe Energy Resources Inc., and was formerly the Executive Director of the Municipal Assistance Corporation for the City of New York. Mr. Vagt is Chairman of the Audit Committee and has been a director of the Company since its incorporation in 1985.

J. ANTHONY BOECKH, Ph.D., age 56, is Chairman and Chief Executive Officer of BCA Publications Ltd., Montreal, Canada, and has been Editor-in-Chief of The Bank Credit Analyst since 1971. Mr. Boeckh is also a principal of Greydanus, Boeckh and Associates Inc., Montreal, Canada, a fixed income specialty manager. He also serves on other industry and community boards. Mr. Boeckh has been a director of the Company since 1986, and serves as a member of the Executive Compensation Committee.

HONORABLE HUGH L. CAREY, age 75, Governor of the State of New York from 1974 until 1982, and a Member of Congress from 1961 until 1974, is Executive Vice President of W. R. Grace & Company, a trustee of Meditrust (a New York Stock Exchange listed company), and is of counsel to the law firm of Whitman Breed Abbott & Morgan. Governor Carey is the Chairman of the Executive Compensation Committee and has served as a director of the Company since 1988.

HUGH A. JOHNSON, age 54, joined First Albany in 1977 and is currently Senior Vice President and the Chief Investment Officer. He is also Chairman of First Albany Asset Management Corporation. He has served on the Board of Directors of First Albany since 1985. Mr. Johnson is a Director of the New York State Business Development Corporation and serves on other state and community boards. Mr. Johnson has served as Senior Vice President of the Company since its incorporation in November 1985 and as a director of the Company since 1990.

BENAREE P. WILEY, age 48, is President and Chief Executive Officer of The Partnership, a Boston-based organization formed by business and civic leaders to promote the development of professionals of color through access to corporate, municipal, and state leaders. Ms. Wiley is Chair of the Board of Trustees of the Boston Children's Museum. From 1989 to 1991, Ms. Wiley served as Director of Graduate Admissions for Harvard Law School and from 1987 through 1991, she maintained a private consulting practice.

CHARLES L. SCHWAGER, age 51, founded Loanet, Inc. in 1981, a provider of on-line, real time accounting services to support financial institutions engaged in the business of borrowing and lending securities. Mr. Schwager served as President of Loanet, Inc. from 1981 to 1994, when the company was sold. He continues to be employed by Loanet, Inc. in a consulting capacity.

George C. McNamee and Daniel V. McNamee, III are brothers.

                         Board and Committee Meetings

The Board of Directors held six meetings during the Company's fiscal year ended September 30, 1994. Each current Director attended 75% or more of the aggregate number of meetings of the Board of Directors that were held during the period in which he was a director.

The Audit Committee, responsible for reviewing the Company's financial statements, met twice during the fiscal year. Among other matters, the Audit Committee reviews the Company's expenditures, reviews the Company's internal accounting controls and financial statements, reviews with the Company's independent auditors the scope of their audit, their report, and their recommendations, and recommends the selection of the Company's independent auditors. Following the close of the fiscal year 1994, the Audit Committee met to review the report of the Company's independent auditors for fiscal year 1994. During fiscal year 1994, the Audit Committee was comprised of Messrs. Vagt and D. McNamee and Ms. Wiley.

The Executive Compensation Committee is responsible for reviewing and approving the compensation of executive officers of the Company, compensation under the Management Bonus Compensation Plan, and the granting of stock options under the Stock Incentive Plan and awards under the Restricted Stock Plan. Following the close of the fiscal year 1994, the Executive Compensation Committee met to review and to approve the compensation under the Management Bonus Compensation Plan. The Executive Compensation Committee was comprised of Messrs. Carey, Boeckh, and Vagt.

The Board of Directors does not have a nominating committee.

During 1994, the Company paid directors who are not executive officers of the Company an annual retainer of $5,000 and $1,000 per meeting attended, plus reimbursement of reasonable expenses. In addition, the Chairman of any committee and non-employee members of such committees are paid $250 and $200 respectively per meeting attended.

In the ordinary course of its business, First Albany Corporation has extended credit to employees, including Directors and Officers, under Regulation T, which regulates credit in cash and margin accounts. Such extensions of credit are performing and are made on the same terms as for customers.

               SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS

The Board of Directors has recommended that the accounting firm of Coopers & Lybrand L.L.P. be selected as the Company's independent auditors for the fiscal year ending September 30, 1995, subject to stockholder ratification.

Coopers & Lybrand L.L.P. conducted the audit for the fiscal year ended September 30, 1994. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

In the event the stockholders fail to ratify the selection of Coopers & Lybrand L.L.P., the selection of independent auditors will be submitted to the Board of Directors for reconsideration and selection. It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to ratify the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company.

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of & Lybrand L.L.P. as independent auditors of the Company.

                                OTHER MATTERS

At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 1996 must do so no later than October 31, 1995. To be eligible for inclusion in the 1995 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934.

Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Company's most recent fiscal year. Written requests for such Reports should be directed to:

                           Mr. David J. Cunningham
                   Vice President & Chief Financial Officer
                         First Albany Companies Inc.
                               41 State Street
                                 P.O. Box 52
                         Albany, New York  12201-0052

You are urged to sign and to return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

                              By Order of the Board of Directors




                              Michael R. Lindburg
                              Secretary
                              January 31, 1995

[X] PLEASE MARK VOTES AS IN
    THIS EXAMPLE
 1.)  The Election of Directors:        2.)  The Ratification of the
                                             Selection of Coopers & Lybrand
      For    With-     For all               as Certified Public
             hold      Except                Accountants to audit the
      [ ]     [ ]       [ ]                  financial statements of the
                                             Company for the fiscal year
                                             ending September 30, 1995

      George C. McNamee, Alan P.             For    Against   Abstain
      Goldberg, J. Anthony Boeckh,           [ ]      [ ]       [ ]
      Hugh L. Carey, Hugh A. Johnson,
      Daniel V. McNamee III, Charles
      L. Schwager, Robert F. Vagt, and
      Benaree P. Wiley

      If you do not wish to have your   3.)  In their discretion, the
      shares voted "For" a particular        proxies are authorized to vote
      nominee, mark the "For All             upon any other business the
      Except" box and strike a line          may properly come before the
      through the nominee's name.            meeting.
      Your remaining shares will be
      voted for the remaining                For    Against   Abstain
      nominee(s)                             [ ]      [ ]       [ ]

      RECORD DATE SHARES:                    Please check only if you plain
                                             to attend the Annual Meeting.
                                                           [ ]

      Please be sure to sign and date        Mark box at right if comments
      this Proxy.                            or address change have been
                     Date:___________        noted on the reverse side of
                                             this card.               [ ]

 ________________   _________________
 Shareholder sign   Co-owner sign
 here               here

DETACH CARD

                         FIRST ALBANY COMPANIES INC.

     Dear Stockholder:

     Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. there are discussed in detail in the enclosed proxy materials.

     Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your stock shall be voted. Then sign the card, detach it, and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Stockholders, held on March 7, 1995.

     Thank you in advance for your prompt consideration of these matters.

     Sincerely,

     First Albany Companies Inc.

                         FIRST ALBANY COMPANIES INC.
                               41 State Street
                            Albany, New York 12207

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

George C. McNamee and Alan P. Goldberg, and each of them, as proxies, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all Common Stock of First Albany Companies Inc. held of record by the undersigned on January 20, 1995 at the Annual Meeting of Stockholders to be held at 10:00 A.M., on Tuesday, March 7, 1995 at Peter D. Kiernan Plaza, Albany, New York, or at any adjournment thereof. IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
 ---------------------------------------------------------------------------

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than on name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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